Exhibit 99.B(H)(6)

Form of

Amendment

dated May 24, 2006

to the

Accounting Services Agreement

between

Rydex Variable Trust

and Rydex Fund Services, Inc.,

dated August 11, 1998,

as Amended

Form of

Amendment to the

ACCOUNTING SERVICES AGREEMENT

dated August 11, 1998, as amended,

between

RYDEX VARIABLE TRUST

and

RYDEX FUND SERVICES, INC.

The following Amendment, which supercedes all previous amendments, is made to the Accounting Services Agreement between Rydex Variable Trust (the “Trust”) and Rydex Fund Services, Inc. (the “Servicer”), as amended to date (the “Agreement”), and is hereby incorporated into and made a part of the Agreement:

The fourth paragraph under the section “Witnesseth” of the Agreement is amended, effective February 17, 2006, to read as follows:

WHEREAS, the board of trustees of the Trust (the “Trustees”) have created the following Funds of the Trust:   Government Long Bond Advantage Fund, U.S. Government Money Market Fund, Nova Fund, Inverse S&P 500 Fund, Inverse OTC Fund, Inverse Government Long Bond Fund, OTC Fund, Dynamic S&P 500 Fund, Inverse Dynamic S&P 500 Fund, Dynamic OTC Fund, Inverse Dynamic OTC Fund, Dynamic Dow Fund, Inverse Dynamic Dow Fund, Large-Cap Value Fund, Large-Cap Growth Fund, Mid-Cap Value Fund, Mid-Cap Growth Fund, Inverse Mid-Cap Fund, Small-Cap Value Fund, Small-Cap Growth Fund, Inverse Russell 2000 Fund, Europe Advantage Fund, Japan Advantage Fund, Russell 2000 Advantage Fund, Mid-Cap Advantage Fund, All-Cap Value Fund, Dynamic Strengthening Dollar Fund, Dynamic Weakening Dollar Fund, Banking Fund, Basic Materials Fund, Biotechnology Fund, Consumer Products Fund, Electronics Fund,  Energy Fund, Energy Services Fund, Financial Services Fund, Health Care Fund, Internet Fund, Leisure Fund, Precious Metals Fund, Retailing Fund, Real Estate Fund, Technology Fund, Telecommunications Fund, Transportation Fund, Utilities Fund, Commodities Fund, Sector Rotation Fund, Multi-Cap Core Equity Fund, Absolute Return Strategies Fund, Market Neutral Fund, Hedged Equity Fund, CLS AdvisorOne Amerigo VT Fund, CLS AdvisorOne Clermont VT Fund, CLS AdvisorOne Berolina Fund, S&P 500 Fund, Russell 2000 Fund, Dynamic Russell 2000 Fund, Inverse Dynamic Russell 2000 Fund, EPT Moderate Fund, EPT Conservative Fund and EPT Aggressive Fund (collectively, the “Funds”);

Additions are in bold.

In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 24th day of May, 2006.

RYDEX VARIABLE TRUST

By:	Carl G. Verboncoeur
Title:	President

RYDEX FUND SERVICES, INC.

By:	Carl G. Verboncoeur
Title:	President